  EXHIBIT 16.1

December 23, 2021

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have read Item 4.01 of Form 8-K of Iconic Brands, Inc. dated December 23, 2021. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/ QI CPA LLC

Elmhurst, New York